Exhibit 99.1

SVB FINANCIAL GROUP ANNOUNCES REDEMPTION OF TRUST PREFERRED SECURITIES ISSUED BY SVB CAPITAL II
SANTA CLARA, Calif. –– November 21, 2017 — SVB Financial Group (NASDAQ: SIVB) today announced that it has issued a notice of redemption with respect to its 7% junior subordinated deferrable interest debentures due October 15, 2033 (the “Junior Subordinated Debentures”) relating to the outstanding 7% cumulative trust preferred securities (NASDAQ: SIVBO) (the “Trust Securities”) issued by SVB Capital II (the “Trust”), which are guaranteed on a subordinated basis by SVB Financial Group. An aggregate principal amount of Junior Subordinated Debentures of $51.5 million is expected to be redeemed on December 21, 2017, plus accrued and unpaid interest to the redemption date. As a result of the notice of redemption relating to the Junior Subordinated Debentures, on November 21, 2017, the property trustee under the Trust issued a notice of redemption with respect to all of the outstanding Trust Securities, which are expected to be redeemed on December 21, 2017, to the extent of applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures, including accrued and unpaid distributions to the redemption date. In connection with the redemption, SVB Financial Group expects that the Trust Securities will be delisted from The Nasdaq Stock Market pursuant to a Form 25 and the Trust will be deregistered under the Securities Exchange Act of 1934, as amended, pursuant to a Form 15, each to be filed with the U.S. Securities and Exchange Commission.
About SVB Financial Group
For more than 30 years, SVB Financial Group (NASDAQ: SIVB) and its subsidiaries have helped innovative companies and their investors move bold ideas forward, fast. SVB Financial Group’s businesses, including Silicon Valley Bank, offer commercial and private banking, asset management, private wealth management, brokerage and investment services, and funds management to companies in the technology, life science and healthcare, private equity and venture capital, and premium wine industries. Headquartered in Santa Clara, California, SVB Financial Group operates in centers of innovation around the world. Learn more at svb.com.
SVB Financial Group is the holding company for all business units and groups © 2017 SVB Financial Group. All rights reserved. SVB, SVB FINANCIAL GROUP, SILICON VALLEY BANK, MAKE NEXT HAPPEN NOW and the chevron device are trademarks of SVB Financial Group, used under license. Silicon Valley Bank is a member of the FDIC and the Federal Reserve System. Silicon Valley Bank is the California bank subsidiary of SVB Financial Group.

Forward-Looking Statements Disclaimer
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond SVB Financial Group’s control. Forward-looking statements are statements that are not historical facts and generally can be identified by the use of such words as “becoming,” “may,” “will,” “should,” “could,” “would,” “predict,” “potential,” “continue,” “anticipate,” “believe,” “estimate,” “seek,” “expect,” “plan,” “intend,” the negative of such words or comparable terminology. Although SVB Financial Group believes that the expectations reflected in SVB Financial Group’s forward-looking statements are reasonable, SVB Financial Group has based these expectations on its current beliefs as well as its assumptions, and such expectations may not prove to be correct. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside SVB Financial Group’s control. SVB Financial Group’s actual results of operations and financial performance could differ significantly from those expressed in or implied by SVB Financial Group forward-looking statements. The forward-looking statements included in this disclosure are made only as of the date of this disclosure. SVB Financial Group does not intend, and undertakes no obligation, to update these forward-looking statements.
Contacts:
Carrie Merritt
SVB Financial Group/ Silicon Valley Bank
503.778.1027
cmerritt@svb.com

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